Exhibit 31.3

CERTIFICATION PURSUANT TO

18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Justine Dye, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of Medicine Man Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 16, 2020

/s/ Justine Dye
Name: Justin Dye
Title: Chief Executive Officer (Principal Executive Officer)